Exhibit 99.2

SurveyMonkey Announces First Quarter 2019 Financial Results

SAN MATEO, Calif.—May 8, 2019 (GLOBE NEWSWIRE)— SurveyMonkey Inc. (“SurveyMonkey”), a leading global survey software company, announced today that its parent company, SVMK Inc. (Nasdaq: SVMK, and collectively with SurveyMonkey referred to as “SVMK”, “we” or “us”), reported first quarter 2019 financial results for the period ended March 31, 2019, and posted a shareholder letter with complete first quarter 2019 financial results and management commentary on its investor relations website at investor.surveymonkey.com.

Q1 2019 Key Results

•	Revenue was $68.6 million for 17% year-over-year growth.
•

Paying users totaled 670,862 compared to 610,457 in Q1 2018, for 10% year-over-year growth, and up 24,135 paying users from Q4 2018, for 4% quarter-over-quarter growth. Approximately 78% of our paying users were on annual plans, up from 75% in Q1 2018 and 77% in Q4 2018.

•	Average revenue per user was $423 compared to $390 in Q1 2018, for 8% year-over-year growth, and down slightly from $425 in Q4 2018.
•

Enterprise sales revenue was approximately 16% of total revenue, up from approximately 13% in Q4 2018. We ended the quarter with 3,909 enterprise sales customers, up from 2,838 in Q1 2018, for 37% year-over-year growth, and an increase of 343 customers from Q4 2018.

•	GAAP operating margin was (24%) and non-GAAP operating margin was 0%.
•	GAAP net loss was ($17.8) million and Adjusted EBITDA was $8.5 million.
•	GAAP basic and diluted net loss per share was ($0.14). Non-GAAP basic and diluted net loss per share was ($0.02).
•	Net cash provided by operating activities was $7.8 million and unlevered free cash flow was $7.5 million, for an 11% margin.
•

On April 1, 2019, we closed our acquisition of Usabilla. In Q1 2019, we incurred approximately $0.9 million in transaction costs in connection with this acquisition which impacted our operating expenses and cash flows for the quarter.

•

Cash and cash equivalents was $165.9 million and total debt was $216.9 million for net debt of $51.0 million. Subsequent to Q1 2019, our acquisition of Usabilla resulted in a net cash outlay of approximately $53 million.

“Our Q1 2019 results mark a strong start to the year and demonstrate the continued progress against the execution plan we outlined during our IPO. Our paying user growth continues to accelerate driven by sales of SurveyMonkey Enterprise and adoption of our collaborative Teams plans with approximately 90% of the net adds in the quarter from annual plans. Our recent acquisition of Usabilla strengthens our international presence and we believe our combined software solutions offer unparalleled value to customer-centric marketers and will further accelerate our enterprise sales,” said SurveyMonkey CEO

Zander Lurie. “We continue to deliver solid revenue growth and robust cash flow, and have increased confidence in the strategy we are executing to scale our business.”

Financial Outlook

Q2 2019
Revenue	$72 million - $73 million	15% - 16% YoY growth
Non-GAAP operating margin	(4%) - (2%)

FY 2019
Revenue	$298 million - $304 million	17% - 20% YoY growth
Non-GAAP operating margin	(1%) - +1%
Unlevered free cash flow	$50 million - $53 million	17% margin

With the strength in our Teams offering and enterprise sales, coupled with the acquisition of Usabilla, we’re updating our financial outlook for Q2 2019 and full-year 2019.

Our financial outlook includes contribution from Usabilla beginning April 1, 2019. The revenue contribution from Usabilla will be impacted by ASC 805 fair value purchase accounting adjustments to deferred revenue that will reduce the amount of revenue to be recognized. We expect the headwind from the deferred revenue adjustment to be strongest in Q2 2019 and then have decreasing impact over the course of the year. Post the deferred revenue adjustment, we expect Usabilla to contribute approximately two points of revenue growth towards our full year 2019 financial outlook – a disproportionate percentage of which will be recognized in the second half of the year. We also expect Usabilla to be a headwind on non-GAAP operating margin and unlevered free cash flow margin.

We are forecasting revenue in Q2 2019 to grow 15% to 16%. In Q2 2018, we benefited from the pricing changes to our self-serve customers that began in mid-2017 and drove maximum core revenue impact with 21% year-over-year growth, setting up a more difficult comparison from a year-over-year growth perspective in Q2 2019.

We expect our growth initiatives in enterprise sales and our collaborative Teams offering, combined with the integration of Usabilla, to drive accelerating revenue growth in the second half of 2019.

As we shared previously, we adopted the new lease accounting guidance under ASC 842, effective January 1, 2019. Under this guidance, lease payments associated with our San Mateo headquarters are now accounted for as an operating expense in the condensed consolidated statements of operations. Prior to the adoption of ASC 842, these lease payments were primarily accounted for as interest expense. As a result of this change, non-GAAP operating income in Q1 2019 was impacted by approximately $1.5 million and we expect the full-year impact to be approximately $6 million. There is no impact to free cash flow from this change. For comparison purposes, under the new accounting guidance, non-GAAP operating margin for Q2 2018 and full-year 2018 would have been 6.1% and 3.6%, respectively.

Conference Call Information

We will host a conference call today to discuss our Q1 2019 business and financial results. This call is scheduled to begin at 2:00 pm PT / 5:00 pm ET and can be accessed by dialing (866) 417-2046 or (409) 217-8231. To listen to a live audio webcast, please visit SurveyMonkey’s Investor Relations website at investor.surveymonkey.com. A replay of the audio webcast will be available on the same website following the call. A telephonic replay will be available through May 15, 2019 by dialing (855) 859-2056 or (404) 537-3406 and entering passcode 2065413#.

Upcoming Events

Zander Lurie, CEO and Interim CFO, will be presenting at the 2019 J.P. Morgan Global Technology, Media & Communications Conference in Boston, MA on Tuesday, May 14, 2019. A live webcast will be accessible from the SurveyMonkey investor relations website at investor.surveymonkey.com. Following the event, a replay will be made available at the same location.

About SurveyMonkey

SurveyMonkey is a leading global survey software company on a mission to power the curious. The company’s People Powered Data platform empowers over 17 million active users to measure and understand feedback from employees, customers, website and app users, and the market. SurveyMonkey’s products, enterprise solutions and integrations enable 350,000+ organizations to solve daily challenges, from delivering better customer experiences to increasing employee retention. With SurveyMonkey, organizations around the world can transform feedback into business intelligence that drives growth and innovation.

Investor Relations Contact:

Karim Damji

investors@surveymonkey.com

Media Contact:

Sandra Gharib

sandrag@surveymonkey.com

Source: SurveyMonkey Inc

SVMK INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited) (1)

(in thousands)	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$165,910	$153,807
Accounts receivable, net of allowance	7,189	7,336
Deferred commissions, current	2,248	1,981
Prepaid expenses and other current assets	15,219	7,081
Total current assets	190,566	170,205
Property and equipment, net	45,532	117,718
Operating lease right-of-use assets	60,266	—
Capitalized internal-use software, net	33,710	33,280
Acquisition intangible assets, net	8,299	9,324
Goodwill	336,861	336,861
Deferred commissions, non-current	3,932	3,317
Other assets	8,554	8,643
Total assets	$687,720	$679,348
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,983	$2,804
Accrued expenses and other current liabilities	11,937	9,692
Accrued compensation	11,730	20,070
Deferred revenue	110,691	101,236
Operating lease liabilities, current	6,139	—
Debt, current	1,900	1,900
Total current liabilities	145,380	135,702
Deferred tax liabilities	4,341	4,246
Debt, non-current	215,040	215,515
Financing obligation on leased facility	—	92,009
Operating lease liabilities, non-current	82,528	—
Other non-current liabilities	5,436	12,493
Total liabilities	452,725	459,965
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	1	1
Additional paid-in capital	582,652	551,937
Accumulated other comprehensive loss	(306)	(287)
Accumulated deficit	(347,352)	(332,268)
Total stockholders’ equity	234,995	219,383
Total liabilities and stockholders’ equity	$687,720	$679,348

(1)	The Company adopted ASC 842 as of January 1, 2019 on a prospective basis. Amounts presented for as of March 31, 2019 are under ASC 842 and amounts presented as of December 31, 2018 are under ASC 840.

SVMK INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited) (1)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2019	2018
Revenue	$68,641	$58,491
Cost of revenue(2)(3)	17,530	18,063
Gross profit	51,111	40,428
Operating expenses:
Research and development(2)	20,806	17,940
Sales and marketing (2)(3)	26,050	17,421
General and administrative(2)	20,556	13,018
Restructuring	(66)	5
Total operating expenses	67,346	48,384
Loss from operations	(16,235)	(7,956)
Interest expense	3,659	7,094
Other non-operating income (expense), net	1,979	633
Loss before income taxes	(17,915)	(14,417)
Provision for (benefit from) income taxes	(138)	300
Net loss	$(17,777)	$(14,717)
Net loss per share, basic and diluted	$(0.14)	$(0.15)
Weighted-average shares used in computing basic and diluted net loss per share	126,786	101,212

(1)

The Company adopted ASC 842 as of January 1, 2019 on a prospective basis.  Amounts presented for the three months ended March 31, 2019 are under ASC 842 and amounts presented for the three months ended March 31, 2018 are under ASC 840.

(2)	Includes stock-based compensation, net of amounts capitalized as follows:

	Three Months Ended March 31,
(in thousands)	2019	2018
Cost of revenue	$1,096	$658
Research and development	4,766	3,447
Sales and marketing	2,780	768
General and administrative	6,469	3,667
Stock-based compensation, net of amounts capitalized	$15,111	$8,540

(3)	Includes amortization of acquisition intangible assets as follows:

	Three Months Ended March 31,
(in thousands)	2019	2018
Cost of revenue	$488	$488
Sales and marketing	537	604
Amortization of acquisition intangible assets	$1,025	$1,092

SVMK INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended March 31,
(in thousands)	2019	2018
Cash flows from operating activities
Net loss	$(17,777)	$(14,717)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,655	11,979
Non-cash leases expense	1,338	—
Stock-based compensation expense, net of amounts capitalized	15,111	8,540
Amortization of debt discount and issuance costs	75	242
Deferred income taxes	95	143
Gain on sale of a private company investment	(1,001)	(999)
Other	(154)	175
Changes in assets and liabilities:
Accounts receivable	163	(763)
Prepaid expenses and other assets	(2,184)	(1,857)
Accounts payable and accrued liabilities	2,991	1,099
Accrued interest on financing lease obligation, net of payments	—	(358)
Accrued compensation	(8,359)	(7,449)
Deferred revenue	9,575	9,728
Operating lease liabilities	(1,725)	—
Net cash provided by operating activities	7,803	5,763
Cash flows from investing activities
Purchases of property and equipment	(581)	(880)
Capitalized internal-use software	(3,150)	(2,640)
Proceeds from sale of a private company investment	1,001	999
Net cash used in investing activities	(2,730)	(2,521)
Cash flows from financing activities
Proceeds from stock option exercises	7,640	1
Employee payroll taxes paid for net share settlement of restricted stock units	—	(1,765)
Repayment of debt	(550)	(750)
Net cash provided by (used in) financing activities	7,090	(2,514)
Effect of exchange rate changes on cash	(44)	—
Net increase in cash, cash equivalents and restricted cash	12,119	728
Cash, cash equivalents and restricted cash at beginning of period	154,371	35,345
Cash, cash equivalents and restricted cash at end of period	$166,490	$36,073
Supplemental cash flow data:
Interest paid for term debt	$3,423	$5,126
Interest paid for financing obligation on leased facility	$—	$2,038
Cash paid for operating leases	$3,438	$—
Income taxes paid (refunds received)	$247	$(33)
Non-cash investing and financing transactions:
Stock compensation included in capitalized software costs	$953	$327
Proceeds receivable from stock option exercises	$6,779	$—
Accrued unpaid capital expenditures	$517	$1,893
Derecognized financing obligation related to building due to adoption of ASC 842	$92,009	$—
Derecognized building due to adoption of ASC 842	$71,781	$—
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents at beginning of period	$153,807	$35,345
Restricted cash (included in other assets) at beginning of period	564	—
Total cash, cash equivalents and restricted cash at beginning of period	$154,371	$35,345
Cash and cash equivalents at end of period	$165,910	$36,073
Restricted cash (included in other assets) at end of period	580	—
Total cash, cash equivalents and restricted cash at end of period	$166,490	$36,073

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

	Three Months Ended March 31, 2019
(in thousands, except percentages and per share amounts)	GAAP	GAAP % of Revenue(3)	Stock-based compensation, net	Amortization of intangible assets	Restructuring	Gain on sale of a private company investment	Non-GAAP	Non-GAAP % of Revenue(3)
Revenue	$68,641	100%	$—	$—	$—	$—	$68,641	100%
Cost of revenue	17,530	26%	(1,096)	(488)	—	—	15,946	23%
Gross profit	51,111	74%	1,096	488	—	—	52,695	77%
Operating expenses:
Research and development	20,806	30%	(4,766)	—	—	—	16,040	23%
Sales and marketing	26,050	38%	(2,780)	(537)	—	—	22,733	33%
General and administrative	20,556	30%	(6,469)	—	—	—	14,087	21%
Restructuring	(66)	—%	—	—	66	—	—	—%
Total operating expenses	67,346	98%	(14,015)	(537)	66	—	52,860	77%
Loss from operations	(16,235)	(24)%	15,111	1,025	(66)	—	(165)	—%
Interest expense	3,659	5%	—	—	—	—	3,659	5%
Other non-operating income (expense), net	1,979	3%	—	—	—	(1,001)	978	1%
Loss before income taxes	(17,915)	(26)%	15,111	1,025	(66)	(1,001)	(2,846)	(4)%
Benefit from income taxes(2)	(138)	—%	—	(94)	—	—	(232)	—%
Net loss	$(17,777)	(26)%	$15,111	$1,119	$(66)	$(1,001)	$(2,614)	(4)%
Net loss per share, basic and diluted	$(0.14)						$(0.02)
Weighted-average shares used in computing basic and diluted net loss per share	126,786						126,786

(1)	Please see Appendix A for explanation of non-GAAP measures used.
(2)

Due to the full valuation allowance on our US deferred tax assets, there were no tax effects associated with the Non-GAAP adjustments for stock-based compensation, net, restructuring and gain on sale of a private company investment. Non-GAAP adjustments to our benefit from income taxes pertains to deferred tax expense related to amortization of acquisition intangible assets.

(3)	Percentages may not sum due to rounding.

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

	Three Months Ended March 31, 2018
(in thousands, except percentages and per share amounts)	GAAP	GAAP % of Revenue(3)	Stock-based compensation, net	Amortization of intangible assets	Restructuring	Gain on sale of a private company investment	Non-GAAP	Non-GAAP % of Revenue(3)
Revenue	$58,491	100%	$—	$—	$—	$—	$58,491	100%
Cost of revenue	18,063	31%	(658)	(488)	—	—	16,917	29%
Gross profit	40,428	69%	658	488	—	—	41,574	71%
Operating expenses:
Research and development	17,940	31%	(3,447)	—	—	—	14,493	25%
Sales and marketing	17,421	30%	(768)	(604)	—	—	16,049	27%
General and administrative	13,018	22%	(3,667)	—	—	—	9,351	16%
Restructuring	5	—%	—	—	(5)	—	—	—%
Total operating expenses	48,384	83%	(7,882)	(604)	(5)	—	39,893	68%
(Loss) Income from operations	(7,956)	(14)%	8,540	1,092	5	—	1,681	3%
Interest expense	7,094	12%	—	—	—	—	7,094	12%
Other non-operating income (expense), net	633	1%	—	—	—	(999)	(366)	(1)%
Loss before income taxes	(14,417)	(25)%	8,540	1,092	5	(999)	(5,779)	(10)%
Provision for income taxes(2)	300	1%	—	(139)	—	—	161	—%
Net loss	$(14,717)	(25)%	$8,540	$1,231	$5	$(999)	$(5,940)	(10)%
Net loss per share, basic and diluted	$(0.15)						$(0.06)
Weighted-average shares used in computing basic and diluted net loss per share	101,212						101,212

(1)	Please see Appendix A for explanation of non-GAAP measures used.
(2)

Due to the full valuation allowance on our US deferred tax assets, there were no tax effects associated with the Non-GAAP adjustments for stock-based compensation, net, restructuring, and gain on sale of a private company investment. Non-GAAP adjustments to our provision for income taxes pertains to deferred tax expense related to amortization of acquisition intangible assets.

(3)	Percentages may not sum due to rounding.

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)(2)

Calculation of Unlevered Free Cash Flow

	Three Months Ended March 31,
(in thousands)	2019	2018
Net cash provided by operating activities	$7,803	$5,763
Purchases of property and equipment, net	(581)	(880)
Capitalized internal-use software	(3,150)	(2,640)
Interest paid for term debt	3,423	5,126
Unlevered free cash flow	$7,495	$7,369

Calculation of Adjusted EBITDA

	Three Months Ended March 31,
(in thousands)	2019	2018
Net loss	$(17,777)	$(14,717)
Provision for (benefit from) income taxes	(138)	300
Other non-operating (income) expenses, net	(1,979)	(633)
Interest expense	3,659	7,094
Depreciation and amortization	9,655	11,979
Stock-based compensation, net	15,111	8,540
Restructuring	(66)	5
Adjusted EBITDA	$8,465	$12,568

(1)	Please see Appendix A for explanation of non-GAAP measures used.
(2)

The Company adopted ASC 842 as of January 1, 2019 on a prospective basis.  Amounts presented for the three months ended March 31, 2019 are under ASC 842 and amounts presented for the three months ended March 31, 2018 are under ASC 840.

APPENDIX A

SVMK INC.

EXPLANATION OF NON-GAAP MEASURES

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP (“GAAP”), we use the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net loss, non-GAAP net loss per share, adjusted EBITDA and unlevered free cash flow. Our definition for each non-GAAP measure used is provided below, however a limitation of non-GAAP financial measures are that they do not have uniform definitions. Accordingly, our definitions for non-GAAP measures used will likely differ from similarly titled non-GAAP measures used by other companies thereby limiting comparability.

With regards to the Non-GAAP guidance provided above, a reconciliation to the corresponding GAAP amounts are not provided as the quantification of certain items excluded from each respective non-GAAP measure, which may be significant, cannot be reasonably calculated or predicted at this time without unreasonable efforts.  For example, the non-GAAP adjustment for stock-based compensation expense, net, requires additional inputs such as number of shares granted and market price that are not currently ascertainable.

Non-GAAP gross profit, non-GAAP gross margin: We define non-GAAP gross profit as GAAP gross profit less stock-based compensation, net and less amortization of intangible assets. Non-GAAP gross margin is defined as non-GAAP gross profit divided by revenue.

Non-GAAP operating income (loss): We define non-GAAP operating income (loss) as GAAP operating loss less stock-based compensation, net, less amortization of intangible assets and less restructuring.

Non-GAAP net loss, non-GAAP net loss per share: We define non-GAAP net loss as GAAP net loss less stock-based compensation, net, less amortization of intangible assets, less restructuring, and less gain on sale of a private company investment. Non-GAAP net loss per share is defined as non-GAAP net loss divided by the weighted-average shares outstanding.

We use these non-GAAP measures to compare and evaluate our operating results across periods in order to manage our business, for purposes of determining executive and senior management incentive compensation, and for budgeting and developing our strategic operating plans. We believe that these non-GAAP measures provide useful information about our operating results, enhance the overall understanding of our past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by our management in evaluating our financial performance and for operational decision making, but they are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

We have excluded the effect of the following items from the aforementioned non-GAAP measures because they are non-cash and/or are non-recurring in nature and because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. We further believe this measure is useful to investors in that it allows for greater transparency to certain line items in our financial statements and facilitates comparisons to historical operating results and comparisons to peer operating results. A description of the non-GAAP adjustments for the above measures is as follows:

•

Stock-based compensation, net: We incur stock based-compensation expense on a GAAP basis resulting from equity awards granted to our employees. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

•

Amortization of intangible assets: We incur amortization expense on intangible assets on a GAAP basis resulting from prior acquisitions. Amortization of acquired intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of any acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of acquired intangible assets will recur in future periods.

•

Restructuring: Restructuring expenses consist of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. We expect that restructuring costs will generally diminish over time with respect to past acquisitions and/or strategic initiatives.  However, we may incur these expenses in future periods in connection with any new acquisitions and/or strategic initiatives.

•

Gain on sale of a private company investment: Gain on sale of a private company investment because it was recognized on a GAAP basis resulting from the sale of certain corporate assets. We expect that such transactions will be infrequent in occurrence and are therefore excluded from our Non-GAAP results as they do not otherwise relate to our core business operations.

For more information on the non-GAAP financial measures, please see the “Reconciliation of GAAP to Non-GAAP Data” section of this press release. The accompanying tables provide details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures and the related reconciliations between those financial measures.

Adjusted EBITDA: We define adjusted EBITDA as net loss excluding provision for (benefit from) income taxes, other non-operating expenses (income), net, interest expense, depreciation and amortization, stock-based compensation, net, and restructuring. We consider adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business that could otherwise be masked by the effect of the income or expenses that are not indicative of the core operating performance of our business that are excluded from adjusted EBITDA. Adjusted EBITDA has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures. Some of the limitations of adjusted EBITDA are that it excludes recurring expenses for interest payments, does not reflect the dilution that results from stock-based compensation, and does not reflect the cost to replace depreciated property and equipment. It may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.

Unlevered free cash flow: Unlevered free cash flow is a liquidity measure used by management in evaluating the cash generated by our operations after purchases of property and equipment and capitalized internal-use software but prior to the impact of our capital structure. The usefulness of unlevered free cash flow as an analytical tool is limited because it excludes certain items which are settled in cash, does not represent residual cash flow available for discretionary expenses, does not reflect our future contractual commitments, and is calculated differently by other companies in our industry. Accordingly, it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking statements about our products, including our investments in products, technology and other key strategic areas. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include - but are not limited to - risks related to our ability to retain and upgrade customers; our revenue growth rate; our brand; our marketing strategies; our self-serve business model; the length of our sales cycles; the growth and development of our salesforce; security measures; expectations regarding our ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that our products and services are accessible at all times; competition; our debt; revenue recognition; our ability to manage our growth; our culture and talent; our data centers;  privacy, security and data transfer concerns, as well as changes in regulations, which could impact our ability to serve our customers or curtail our monetization efforts; litigation and regulatory issues; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features and expansion into new areas and businesses; our international operations; intellectual property; the application of U.S. and international tax laws on our tax structure and any changes to such tax laws; acquisitions we have made or may make in the future; the price volatility of our common stock; and general economic conditions.

Further information on these and other factors that could affect our financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the Form 10-Q that will be filed for the quarter ended March 31, 2019, which should be read in conjunction with these financial results. These documents are or will be available on the SEC Filings section of our Investor Relations website page at investor.surveymonkey.com. All information provided in this release and in the attachments is as of May 8, 2019, and we undertake no obligation to update this information.